Exhibit 10.8

WESTBROOK CORPORATE CENTER
WESTCHESTER, ILLINOIS

OFFICE LEASE AGREEMENT

BETWEEN

IL-WESTBROOK CORPORATE CENTER, L.L.C., a Delaware limited liability company
(“LANDLORD”)

AND

ONLINE DATA CORP., a Delaware corporation
(“TENANT”)

OFFICE LEASE AGREEMENT

     THIS OFFICE LEASE AGREEMENT (the “Lease”) is made and entered into as of December 24 2003, by and between IL-WESTBROOK CORPORATE CENTER, L.L.C., a Delaware limited liability company (“Landlord”) and ONLINE DATA CORP., a Delaware corporation (“Tenant”). The following exhibits and attachments are incorporated into and made a part of the Lease: Exhibit A (Outline and Location of Premises), Exhibit B (Intentionally Omitted), Exhibit C (Intentionally Omitted), Exhibit D (Intentionally Omitted), Exhibit E (Building Rules and Regulations) and Exhibit F (Guaranty of Lease).

1.	Basic Lease Information.

     1.01 “Building” shall mean the 5 office buildings located at Westbrook Corporate Center, Westchester, Illinois, and commonly known as One Westbrook Corporate Center, Two Westbrook Corporate Center, Three Westbrook Corporate Center, Four Westbrook Corporate Center and Five Westbrook Corporate Center; and, at Landlord’s option, shall include any other building constructed on the vacant land owned by Landlord adjacent to the existing office buildings in the Property (as hereinafter defined). “Rentable Square Footage of the Building” is deemed to be 1,101,920 square feet; provided, however, that in the event Landlord constructs another office building on the land which is part of the Property or elects to operate the individual office buildings comprising the Building as separate entities, the Rentable Square Footage of the Building shall be appropriately adjusted by Landlord.

     1.02 “Premises” shall mean the area shown on Exhibit A to this Lease. The Premises is located on the second floor of Two Westbrook Corporate Center and known as Suite 200. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. The “Rentable Square Footage of the Premises” is deemed to be 8,092 square feet. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct.

     1.03 “Base Rent”:

	Annual Rate	Monthly
Period or Months of Term	Per Square Foot	Base Rent
August 1, 2003 - November 30, 2004	$21.75	$14,666.75

     1.04 “Tenant’s Pro Rata Share”: 0.7344%.

     1.05 Intentionally Omitted.

     1.06 “Term”: A period of 16 months and no days. Subject to Section 3, the Term shall commence on August 1, 2003 (the “Commencement Date”) and, unless terminated early in accordance with this Lease, end on November 30, 2004 (the “Termination Date”).

     1.07 Allowance(s): None.

     1.08 “Security Deposit”: None.

     1.09 “Guarantor(s)”: iPayment, Inc., a Delaware corporation. Concurrent with Tenant’s execution and delivery of this Lease, Tenant shall cause each Guarantor, if any, to execute and deliver a guaranty in favor of Landlord on a form reasonably approved by Landlord.

     1.10 “Broker(s)”: Ash Realty Brokerage, Inc..

     1.11 “Permitted Use”: General office use.

     1.12 “Notice Address(es)”:

Landlord:	Tenant:

IL-Westbrook Corporate Center, L.L.C.	Online Data Corp,
c/o Equity Office Properties Trust	Two Westbrook Corporate Center
8600 W. Bryn Mawr Avenue, Suite 400N	Suite 200
Chicago, Illinois 60631	Westchester, Illinois 60154
Attention: Building Manager	Attention: John Rante

     A copy of any notices to Landlord shall be sent to Equity Office, Two North Riverside Plaza, Suite 2100, Chicago IL, 60606, Attn: Central Regional Counsel.

     1.13 “Business Day(s)” are Monday through Friday of each week, exclusive of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays”). Landlord may designate additional Holidays that are commonly recognized by other office buildings in the area where the Building is located. “Building Service Hours” are 8:00 a.m. to 6:00 p.m. on Business Days and 8:00 a.m. to 1:00 p.m. on Saturdays.

     1.14 “Landlord Work” means the work, if any, that Landlord is obligated to perform in the Premises pursuant to a separate agreement (the “Work Letter”), if any, attached to this Lease as Exhibit C.

     1.15 “Property” means the Building and the parcel(s) of land on which it is located and, at Landlord’s discretion, the parking facilities and other improvements, if any, serving the Building and the parcel(s) of land on which they are located.

2.	Lease Grant.

     The Premises are hereby leased to Tenant from Landlord, together with the right to use any portions of the Property that are designated by Landlord for the common use of tenants and others (the “Common Areas”).

3.	Possession.

     3.01 Intentionally Omitted.

     3.02 Subject to Landlord’s obligation, if any, to perform Landlord Work, the Premises are accepted by Tenant in “as is” condition and configuration without any representations or warranties by Landlord. Tenant agrees that the Premises are in good order and satisfactory condition.

4.	Rent.

     4.1 Tenant shall pay Landlord, without any setoff or deduction, unless expressly set forth in this Lease, all Base Rent and Additional Rent due for the Term (collectively referred to as “Rent”). “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the installment of Base Rent for the first full calendar month of the Term shall be payable upon the execution of this Lease by Tenant. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. Rent shall be made payable to the entity, and sent to the address, Landlord designates and shall be made by good and sufficient check or by other means acceptable to Landlord. Tenant shall pay Landlord an administration fee equal to 5% of all past due Rent, provided that Tenant shall be entitled to a grace period of 5 days for the first 2 late payments of Rent in a calendar year. In addition, past due Rent shall accrue interest at 12% per annum. Landlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. Rent for any partial month during the Term shall be prorated. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction. Tenant’s covenant to pay Rent is independent of every other covenant in this Lease.

     402 Intentionally Omitted.

5.	Compliance with Laws; Use.

     The Premises shall be used for the Permitted Use and for no other use whatsoever. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including the Americans with Disabilities Act (“Law(s)”), regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises. In addition, Tenant shall, at its sole cost and expense, promptly comply with any Laws that relate to the “Base Building” (defined below), but only to the extent such obligations are triggered by Tenant’s use of the Premises, other than for general office use, or Alterations or improvements in the Premises performed or requested by Tenant. “Base Building” shall include the structural portions of the Building, the public . restrooms and the Building mechanical, electrical and plumbing systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law. Landlord, at its sole cost and expense, shall be responsible for correcting any violations of Title III of the Americans with Disabilities Act with respect to the Premises and the Common Areas of the Building, provided that Landlord’s obligation with respect to the Premises shall be limited to violations that arise out of the Landlord Work and/or the condition of the Premises prior to the installation of any furniture, equipment and other personal property of Tenant. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Law. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment. Notwithstanding the foregoing, Tenant, not Landlord, shall be responsible for the correction of any violations that arise out of or in connection with any claims brought under any provision of the Americans with Disabilities Act other than Title III, the specific nature of Tenant’s business in the Premises (other than general office use), the acts or omissions of Tenant, its agents, employees or contractors, Tenant’s arrangement of any furniture, equipment or other property in the Premises, any repairs, alterations, additions or Improvements performed by or on behalf of Tenant (other than the Landlord Work) and any design or configuration of the Premises specifically requested by Tenant after being informed that such design or configuration may not be in strict compliance with the ADA. Tenant shall comply with the rules and regulations of the Building attached as Exhibit E and such other reasonable rules and regulations adopted by Landlord from time to time, including rules and regulations for the performance of Alterations (defined in Section 9).

6.	Security Deposit.

     The Security Deposit shall be delivered to Landlord upon the execution of this Lease by Tenant and held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant’s obligations. The Security Deposit is not an advance payment of Rent or a measure of damages. Landlord may use all or a portion of the Security Deposit to satisfy past due Rent or to cure any Default (defined in Section 18) by Tenant. If Landlord uses any portion of the Security Deposit, Tenant shall, within 5 days after demand, restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 45 days after the later to occur of: (a) determination of the final Rent due from Tenant; or (b) the later to occur of the Termination Date or the date Tenant surrenders the Premises to Landlord in compliance with Section 25. Landlord may assign the Security Deposit to a successor or transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

7.	Building Services.

     7.01 Landlord shall furnish Tenant with the following services: (a) water for use in the Base Building lavatories; (b) customary heat and air conditioning in season during Building Service Hours. Tenant shall have the right to receive HVAC service during hours other than Building Service Hours by paying Landlord’s then standard charge for additional HVAC service and providing such prior notice as is reasonably specified by Landlord; (c) standard janitorial service on Business Days; (d) Elevator service; (e) Electricity in accordance with the terms and conditions in Section 7.02; and (f) such other services as Landlord reasonably determines are necessary or appropriate for the Property.

     7.02 Electricity used by Tenant in the Premises shall be paid for by Tenant by separate charge billed by the applicable utility company and payable directly by Tenant. Without the consent of Landlord, Tenant’s use of electrical service shall not exceed, either in voltage, rated capacity, use beyond Building Service Hours or overall load, that which Landlord reasonably deems to be standard for the Building. Landlord shall have the right to measure electrical usage by commonly accepted methods. If it is determined that Tenant is using excess electricity, Tenant shall pay Landlord for the cost of such excess electrical usage as Additional Rent.

     7.03 Landlord’s failure to furnish, or any interruption, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, utility interruptions or the occurrence of an event of Force Majeure (defined in Section 26.03) (collectively a “Service Failure”) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of 3 consecutive Business Days as a result of a Service Failure that is reasonably within the control of Landlord to correct, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive Business Day of the Service Failure and ending on the day the service has been restored. If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated.

8.	Leasehold Improvements.

     All improvements in and to the Premises, including any Alterations (collectively, “Leasehold Improvements”) shall remain upon the Premises at the end of the Term without compensation to Tenant. Landlord, however, by written notice to Tenant at least 30 days prior to the Termination Date, may require Tenant, at its expense, to remove (a) any Cable (defined in Section 9.01) installed by or for the benefit of Tenant, and (b) any Landlord Work or Alterations that, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively referred to as “Required Removables”). Required Removables shall include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications. The designated Required Removables shall be removed by Tenant before the Termination Date. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant’s expense. Tenant, at the time it requests approval for a proposed Alteration, may request in writing that Landlord advise Tenant whether the Alteration or any portion of the Alteration is a Required Removable. Within 10 days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the Alteration are Required Removables.

9.	Repairs and Alterations.

     9.1 Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair. Tenant shall promptly provide Landlord with notice of any such conditions. Tenant shall, at its sole cost and expense, perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) electronic, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, “Cable”); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant; and (g) Alterations. To the extent Landlord is not reimbursed by insurance proceeds, Tenant shall reimburse Landlord for the cost of repairing damage to the Building caused by the acts of Tenant, Tenant Related Parties and their respective contractors and vendors. If Tenant fails to make any repairs to the Premises for more than 15 days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to 10% of the cost of the repairs.

     9.2 Landlord shall keep and maintain in good repair and working order and perform maintenance upon the: (a) structural elements of the Building; (b) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general; (c) Common

Areas; (d) roof of the Building; (e) exterior windows of the Building; and (f) elevators serving the Building. Landlord shall promptly make repairs for which Landlord is responsible.

     9.03 Tenant shall not make alterations, repairs, additions or improvements or install any Cable (collectively referred to as “Alterations”) without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. However, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”): (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or Building; (c) will not affect the Base Building; and (d) does not require work to be performed inside the walls or above the ceiling of the Premises. Cosmetic Alterations shall be . subject to all the other provisions of this Section 9.03. Prior to starting work, Tenant shall furnish Landlord with plans and specifications; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Base Building); required permits and approvals; evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord and naming Landlord as an additional insured; and any security for performance in amounts reasonably required by Landlord. Changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord. Tenant shall reimburse Landlord for any sums paid by Landlord for third party examination of Tenant’s plans for non-Cosmetic Alterations. In addition, Tenant shall pay Landlord a fee for Landlord’s oversight and coordination of any non-Cosmetic Alterations equal to 10% of the cost of the Alterations. Upon completion, Tenant shall furnish “as-built” plans for non-Cosmetic Alterations, completion affidavits and full and final waivers of lien. Landlord’s approval of an Alteration shall not be deemed a representation by Landlord that the Alteration complies with Law.

10.	Entry by Landlord.

     Landlord may enter the Premises to inspect, show or clean the Premises or to perform or facilitate the performance of repairs, alterations or additions to the Premises or any portion of the Building. Except in emergencies or to provide Building services, Landlord shall provide Tenant with reasonable prior verbal notice of entry and shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises. If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Building Service Hours. Entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent.

11.	Assignment and Subletting.

     11.01 Except in connection with a Permitted Transfer (defined in Section 11.04), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its recapture rights under Section 11.02. If the entity which controls the voting shares/rights of Tenant changes at any time, such change of ownership or control shall constitute a Transfer unless Tenant is an entity whose outstanding stock is listed on a recognized securities exchange or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed. Any attempted Transfer in violation of this Section is voidable by Landlord. In no event shall any Transfer, including a Permitted Transfer, release or relieve Tenant from any obligation under this Lease.

     11.02 Tenant shall provide Landlord with financial statements for the proposed transferee, a fully executed copy of the proposed assignment, sublease or other Transfer documentation and such other information as Landlord may reasonably request. Within 15 Business Days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) reasonably refuse to consent to the Transfer in writing; or (c) in the event of an assignment of this Lease or subletting of more than 20% of the Rentable Area of the Premises for more than 50% of the remaining Term (excluding unexercised options), recapture the portion of the Premises that Tenant is proposing to Transfer. If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer. Tenant shall pay Landlord a review fee of $1,500.00 for Landlord’s review of any Permitted Transfer or requested Transfer.

     11.03 Tenant shall pay Landlord 50% of all rent and other consideration which Tenant receives as a result of a Transfer that Is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord’s share of the excess within 30 days after Tenant’s receipt of the excess. Tenant may deduct from the excess, on a straight-line basis, all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer, If Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant’s share of payments received by Landlord.

     11.04 Tenant may assign this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization (an “Ownership Change”) or assign this Lease or sublet all or a portion of the Premises to an Affiliate without the consent of Landlord, provided that all of the following conditions are satisfied (a “Permitted Transfer”): (a) Tenant is not in Default; (b) in the event of an Ownership Change, Tenant’s successor shall own substantially all of the assets of Tenant and have a net worth which is at least equal to Tenant’s net worth as of the day prior to the proposed Ownership Change; (c) the Permitted Use does not allow the Premises to be used for retail purposes; and (d) Tenant shall give Landlord written notice at least 15 Business Days prior to the effective date of the Permitted Transfer. Tenant’s notice to Landlord shall include information and documentation evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant.

12.	Liens.

     Tenant shall not permit mechanics’ or other liens to be placed upon the Property, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its transferees. Tenant shall give Landlord notice at least 15 days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant, within 10 days of notice from Landlord, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to do so, Landlord may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys’ fees.

13.	Indemnity and Waiver of Claims.

     Tenant hereby waives all claims against and releases Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (defined in Section 23) and agents (the “Landlord Related Parties”) from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, (d) the inadequacy or failure of any security services, personnel or equipment, or (e) any matter not within the reasonable control of Landlord. Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties, Tenant shall indemnify, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law) (collectively referred to as “Losses”), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties or any of Tenant’s transferees, contractors or licensees. Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties, Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents (“Tenant Related Parties”) harmless against and from all Losses which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties by any third party and arising out of or in connection with the acts or omissions (including violations of Law) of Landlord or the Landlord Related Parties.

14.	Insurance.

     Tenant shall maintain the following insurance (“Tenant’s Insurance”): (a) Commercial General Liability Insurance applicable to the Premises and Its appurtenances providing, on an occurrence basis, a minimum combined single limit of $2,000,000.00; (b) Property/Business Interruption Insurance written on an All Risk or Special Perils form, with coverage for broad form water damage including earthquake sprinkler leakage, at replacement cost value and with a replacement cost endorsement covering all of Tenant’s business and trade fixtures, equipment, movable partitions, furniture, merchandise and other personal property within the Premises (“Tenant’s Property”) and any Leasehold Improvements performed by or for the benefit of Tenant; (c) Workers’ Compensation Insurance In amounts required by Law; and (d) Employers Liability Coverage of at least $1,000,000,00 per occurrence. Any company writing Tenant’s Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall name as additional insureds Landlord (or its successors and assignees), the managing agent for the Building (or any successor), EOP Operating Limited Partnership, Equity Office Properties Trust and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord and its successors as the interest of such designees shall appear. All policies of Tenant’s Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days’ advance written notice of any cancellation, termination, material change or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant’s Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises, and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant’s Insurance. So long as the same is available at commercially reasonable rates, Landlord shall maintain so called All Risk property insurance on the Building at replacement cost value as reasonably estimated by Landlord.

15.	Subrogation.

     Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other for any loss or damage with respect to Tenant’s Property, Leasehold Improvements, the Building, the Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

16.	Casualty Damage.

     16.01 If all or any portion of the Premises becomes untenantable by fire or other casualty to the Premises (collectively a “Casualty”), Landlord, with reasonable promptness, shall cause a general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required using standard working methods to Substantially Complete the repair and restoration of the Premises and any Common Areas necessary to provide access to the Premises (“Completion Estimate”). If the Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within 180 days from the date the repair is started, then either party shall have the right to terminate this Lease upon written notice to the other within 10 days after receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the Casualty was caused by the negligence or intentional misconduct of Tenant or any Tenant Related Parties. In addition, Landlord, by notice to Tenant within 90 days after the date of the Casualty, shall have the right to terminate this Lease if: (1) the Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the Casualty; (2) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (3) a material uninsured loss to the Building occurs.

     16.02 If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, restore the Premises and Common Areas. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the Common Areas deemed desirable by Landlord. Upon notice from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s Insurance with respect to any Leasehold Improvements performed by or for the benefit of Tenant; provided if the estimated cost to repair such Leasehold Improvements exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repairs. Within 15 days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant’s business resulting in any way from the Casualty or the repair thereof. Provided that Tenant is not in Default, during any period of time that all or a material portion of the Premises is rendered untenantable as a result of a Casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant.

17.	Condemnation.

     Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Properly which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building. The terminating party shall provide written notice of termination to the other party within 45 days after it first receives notice of the Taking. The termination shall be effective on the date the physical taking occurs. If this Lease is not terminated, Base Rent and Tenant’s Pro Rata Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds are expressly waived by Tenant, however, Tenant may file a separate claim for Tenant’s Property and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking.

18.	Events of Default.

     Each of the following occurrences shall be a “Default”: (a) Tenant’s failure to pay any portion of Rent when due, if the failure continues for 5 days after written notice to Tenant (“Monetary Default”); (b) Tenant’s failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within 10 days after written notice to Tenant provided, however, if Tenant’s failure to comply cannot reasonably be cured within 10 days, Tenant shall be allowed additional time (not to exceed 90 days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within 10 days and diligently pursues the cure to completion; (c) Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business; (d) the leasehold estate is taken by process or operation of Law; (e) in the case of any ground floor or retail Tenant, Tenant does not take possession of or abandons or vacates all or any portion of the Premises; or (f) Tenant is in default beyond any notice and cure period under any other lease or agreement with Landlord at the Building or Property. If Landlord provides Tenant with notice of Tenant’s failure to comply with any specific provision of this Lease on 3 separate occasions during any 12 month period, Tenant’s subsequent violation of such provision shall, at Landlord’s option, be an incurable Default by Tenant. All notices sent under this Section shall be in satisfaction of, and not in addition to, notice required by Law.

19.	Remedies.

     19.01 Upon Default, Landlord shall have the right to pursue any one or more of the following remedies:

          (a) Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord, in compliance with Law, may enter upon and take possession of the Premises and remove Tenant, Tenant’s Property and any party occupying the Premises. Tenant shall pay Landlord, on demand, all past due Rent and other losses and damages Landlord suffers as a result of Tenant’s Default, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises. “Costs of Reletting” shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant.

          (b) Terminate Tenant’s right to possession of the Premises and, in compliance with Law, remove Tenant, Tenant’s Property and any parties occupying the Premises. Landlord may (but shall not be obligated to) relet all or any part of the Premises, without notice to Tenant, for such period of time and on such terms and conditions (which may include concessions, free rent and work allowances) as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease.

19.02 In lieu of calculating damages under Section 19.01, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant’s right to possession, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting. If Tenant is in Default of any of its non-monetary obligations under the Lease, Landlord shall have the right to perform such obligations. Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to 10% of the cost of the work performed by Landlord. The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity.

20. Limitation of Liability.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE LESSER OF (A) THE INTEREST OF LANDLORD IN THE PROPERTY, OR (B) THE EQUITY INTEREST LANDLORD WOULD HAVE IN THE PROPERTY IF THE PROPERTY WERE ENCUMBERED BY THIRD PARTY DEBT IN AN AMOUNT EQUAL TO 70% OF THE VALUE OF THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN SECTION 23 BELOW), NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT.

21.	Relocation.

     Landlord, at its expense, at any time before or during the Term, may relocate Tenant from the Premises to space of reasonably comparable size and utility (“Relocation Space”) within the Building or adjacent buildings within the same project upon 60 days’ prior written notice to Tenant. So long as Tenant is leasing Suites 220 and 240 consisting of approximately 1,546 and 4,407 rentable square feet respectively in the Building from Landlord, Landlord and Tenant understand and agree that to be a “reasonably comparable space” for purposes of this Section XXIV, the Relocation Space must be reasonably comparable (when viewed in combination with other space leased by Tenant from Landlord) to the combined space consisting of the Premises and Suite 220 and Suite 240. From and after the date of the relocation, the Base Rent and Tenant’s Pro Rata Share shall be adjusted based on the rentable square footage of the Relocation Space. Landlord shall pay Tenant’s reasonable costs of relocation, including all costs for moving Tenant’s furniture, equipment, supplies and other personal property, as well as the cost of printing and distributing change of address notices to Tenant’s customers and one month’s supply of stationery (and other reasonable, “address-change sensitive” written materials) showing the new address.

     Unless otherwise agreed to in writing by Tenant, Landlord shall effect the relocation move into the Relocation Space after 5:00 p.m. on a Friday, during a weekend or on any Building Holiday (the “Approved Relocation Times”) so that Tenant’s business is not interrupted during the relocation. Notwithstanding the foregoing, if Landlord fails to substantially complete the relocation during the Approved Relocation Times and, as a result thereof, Tenant cannot open in the Relocation Space on the Business Day immediately following the relocation during the Approved Relocation Times, Tenant, as its sole remedy, shall be entitled to receive a per diem abatement of Base Rent for each Business Day the relocation prohibits the Tenant from operating its business. Tenant, however, shall not be entitled to an abatement to the extent Tenant is prohibited from operating its business during such Business Day as a result of the acts or omissions of Tenant, its agents, employees or contractors.

22.	Holding Over.

     If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance. Tenant’s occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover. No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover and Tenant fails to vacate the Premises within 30 days after notice from Landlord, Tenant shall be liable for all damages that Landlord suffers from the holdover.

23.	Subordination to Mortgages; Estoppel Certificate.

     Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease. Landlord and Tenant shall each, within 10 days after receipt of a written request from the other, execute and deliver a commercially reasonable estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any defaults and the amount of Rent that is due and payable.

24.	Notice.

     All demands, approvals, consents or notices (collectively referred to as a “notice”) shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Section 1. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

25.	Surrender of Premises.

     At the termination of this Lease or Tenant’s right of possession, Tenant shall remove Tenant’s Property from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage which Landlord is obligated to repair hereunder excepted. If Tenant fails to remove any of Tenant’s Property within 2 days after termination of this Lease or Tenant’s right to possession, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. If Tenant fails to remove Tenant’s Property from the Premises or storage, within 30 days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and title to Tenant’s Property shall vest in Landlord.

26.	Miscellaneous.

     26.01 This Lease shall be interpreted and enforced in accordance with the Laws of the state or commonwealth in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state or commonwealth. If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected. If there is more than one Tenant or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities, and requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities. Notices to any one person or entity shall be deemed to have been given to all persons and entities. Tenant represents and warrants to Landlord that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists.

     26.02 If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Lease, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys’ fees. Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease. Either party’s failure to declare a default immediately upon its occurrence, or delay in taking action for a default, shall not constitute a waiver of the default, nor shall it constitute an estoppel.

     26.03 Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the Security Deposit or Rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”).

     26.04 Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and Property. Upon transfer Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, provided that, any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease.

     26.05 Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only and the delivery of it does not constitute an offer to Tenant or an option. Tenant represents that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease.

     26.06 Time is of the essence with respect to Tenant’s exercise of any expansion, renewal or extension rights granted to Tenant. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.

     26.07 Tenant may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.

     26.08 This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease. This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents. Neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant.

     Landlord and Tenant have executed this Lease as of the day and year first above written.

WITNESS/ATTEST:	LANDLORD:	IL-WESTBROOK CORPORATE
CENTER, L.L.C., a Delaware limited
liability company

/s/	By:	Equity Office Management, L.L.C., a
Delaware limited liability company, its
Name (print):		non-member manager

	By:	/s/ Arvid Povilaitis

	Name:	ARVID POVILAITIS
Name (print):	Title:	SENIOR VICE PRESIDENT

WITNESS/ATTEST:	TENANT:

ONLINE DATA CORP., a Delaware corporation

/s/	By:	/s/ John R. Rante

Name (print):	Name:	JOHN R. RANTE
	Title:	PRESIDENT
Name (print):

Tenant’s Tax ID Number (SSN or FEIN)

EXHIBIT A

OUTLINE AND LOCATION OF PREMISES

EXHIBIT B

INTENTIONALLY OMITTED

B-1

EXHIBIT C

INTENTIONALLY OMITTED

C-1

EXHIBIT D

INTENTIONALLY OMITTED

D-1

EXHIBIT E

BUILDING RULES AND REGULATIONS

     The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking facilities (if any), the Property and the appurtenances. In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control. Capitalized terms have the same meaning as defined in the Lease.

1.	Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant’s employees to loiter in Common Areas or elsewhere about the Building or Property.

2.	Plumbing fixtures and appliances shall be used only for the purposes for which designed and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees shall be paid for by Tenant and Landlord shall not be responsible for the damage.

3.	No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel without Landlord’s prior approval, which approval shall not be unreasonably withheld.

4.	Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants and no other directory shall be permitted unless previously consented to by Landlord in writing.

5.	Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right at all times to retain and use keys or other access codes or devices to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant’s cost and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of the Lease.

6.	All contractors, contractor’s representatives and installation technicians performing work in the Building shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time.

7.	Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours reasonably designated by Landlord. Tenant shall obtain Landlord’s prior approval by providing a detailed listing of the activity, which approval shall not be unreasonably withheld. If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner required by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage, loss or injury.

8.	Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld. Damage to the Building by the installation, maintenance, operation, existence or removal of Tenant’s Property shall be repaired at Tenant’s sole expense.

9.	Corridor doors, when not in use, shall be kept closed.

10.	Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Building that might, in Landlord’s sole opinion, constitute a nuisance.

11.	No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises.

12.	No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property, except for those substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws. Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal.

13.	Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used for lodging, sleeping or for any illegal purpose.

14.	Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties nor shall the Commencement Date of the Term be extended as a result of the above actions.

15.	Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electric or gas heating devices, without Landlord’s prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

16.	Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees and invitees.

17.	Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

18.	Landlord may from time to time adopt systems and procedures for the security and safety of the Building and Property, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and procedures.

19.	Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord’s sole opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20.	Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless a portion of the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

21.	Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

22.	Deliveries to and from the Premises shall be made only at the times in the areas and through the entrances and exits reasonably designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

23.	The work of cleaning personnel shall not be hindered by Tenant after 5:30 p.m., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

EXHIBIT F

GUARANTY OF LEASE

     FOR VALUE RECEIVED and in consideration for and as an inducement to IL-WESTBROOK CORPORATE CENTER, L.L.C., a Delaware limited liability company (“Landlord”) to lease certain real property to ONLINE DATA CORP., a Delaware corporation, as tenant (“Tenant”), pursuant to a lease dated    , 2003 (the “Lease”) by and between Landlord and Tenant, the undersigned, IPAYMENT, INC., a Delaware corporation (“Guarantor”), does hereby unconditionally and Irrevocably guarantee to Landlord the punctual payment of all Rent (as such term is defined in the Lease) payable by Tenant under the Lease throughout the term of the Lease and any and all renewals and extensions thereof in accordance with and subject to the provisions of the Lease, and the full performance and observance of all other terms, covenants, conditions and agreements therein provided to be performed and observed by Tenant under the terms of the Lease, for which the undersigned shall be jointly and severally liable with Tenant. If any default on the part of Tenant shall occur under the Lease, the undersigned does hereby covenant and agree to pay to Landlord in each and every instance such sum or sums of money and to perform each and every covenant, condition and agreement under the Lease as Tenant is and shall become liable for or obligated to pay or perform under the Lease, together with the costs reasonably incurred by Landlord in connection therewith, including, without limitation, reasonable attorneys’ fees. Such payments of Rent and other sums shall be made monthly or at such other intervals as the same shall or may become payable under the Lease, including any accelerations thereof, all without requiring any notice from Landlord (other than any notice required by the Lease) of such non-payment or non performance, all of which the undersigned hereby expressly waives.

     The maintenance of any action or proceeding by Landlord to recover any sum or sums that may be or become due under the Lease and to secure the performance of any of the other terms, covenants and conditions of the Lease shall not preclude Landlord from thereafter instituting and maintaining subsequent actions or proceedings for any subsequent default or defaults of Tenant under the Lease. The undersigned does hereby consent that without affecting the liability of the undersigned under this Guaranty and without notice to the undersigned, time may be given by Landlord to Tenant for payment of Rent and such other sums and performance of said other terms, covenants and conditions, or any of them, and such time extended and indulgence granted, from time to time, or Tenant may be dispossessed or Landlord may avail itself of or exercise any or all of the rights and remedies against Tenant provided by law or by the Lease, and may proceed either against Tenant alone or jointly against Tenant and the undersigned or against the undersigned alone without first prosecuting or exhausting any remedy or claim against Tenant. The undersigned does hereby further consent to any subsequent change, modification or amendment of the Lease in any of its terms, covenants or conditions, or in the Rent payable thereunder, or in the premises demised thereby, or in the term thereof, and to any assignment or assignments of the Lease, and to any subletting or sublettings of the premises demised by the Lease, and to any renewals or extensions thereof, all of which may be made without notice to or consent of the undersigned and without in any manner releasing or relieving the undersigned from liability under this Guaranty.

     The undersigned does hereby agree that the bankruptcy of Tenant shall have no effect on the obligations of the undersigned hereunder. The undersigned does hereby further agree that in respect of any payments made by the undersigned hereunder, the undersigned shall not have any rights based on suretyship, subrogation or otherwise to stand in the place of Landlord so as to compete with Landlord as a creditor of Tenant, unless and until all claims of Landlord under the Lease shall have been fully paid and satisfied.

     Neither this Guaranty nor any of the provisions hereof can be modified, waived or terminated, except by a written instrument signed by Landlord. The provisions of this Guaranty shall apply to, bind and inure to the benefit of the undersigned and Landlord and their respective heirs, legal representatives, successors and assigns. The undersigned, if there be more than one, shall be jointly and severally liable hereunder, and for purposes of such several liability the word “undersigned” wherever used herein shall be construed to refer to each of the undersigned parties separately, all in the same manner and with the same effect as if each of them had signed separate instruments, and this Guaranty shall not be revoked or impaired as to any of such parties by the death of another party or by revocation or release of any obligations hereunder of any other party. If Landlord should retain counsel and/or institute any suit against Guarantor to enforce this Guaranty or any covenants or obligations hereunder, then Guarantor shall pay to Landlord, upon demand, all reasonable attorneys’ fees, costs and expenses, including, without limitation, court costs, filing fees, recording costs, and all other costs

F-1

and expenses incurred in connection therewith (all of which are referred to herein as “Enforcement Costs”), in addition to all other amounts due hereunder. This Guaranty shall be governed by and construed in accordance with the internal laws of the state where the premises demised by the Lease are located. For the purpose solely of litigating any dispute under this Guaranty, the undersigned submits to the jurisdiction of the courts of said state.

     Any notice or other communication to be given to Landlord or the undersigned hereunder shall be in writing and sent in accordance with the notice provisions of the Lease, Notices to Landlord shall be delivered to Landlord’s address set forth in the Lease. Notices to the undersigned shall be addressed as follows:

iPayment, Inc.
40 Burton Hills
Suite 415
Nashville, Tennessee 37215
Attention: Legal Counsel

If Guarantor’s notice address as set forth above changes, Guarantor agrees to provide written notice to Landlord of such change in address.

     IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date of the Lease.

ATTEST/WITNESS:	GUARANTOR:	IPAYMENT, INC., a Delaware
corporation

	By:	-s- Gregory S. Daily

Name (print):	Name:	Gregory S. Daily
	Title:	CEO

Name (print):

GUARANTOR ACKNOWLEDGMENTS
Corporation

STATE OF [ILLEGIBLE]
COUNTY OF[ILLEGIBLE]) ss:

     On this the 12th day of December , 2003 before me a Notary Public duly authorized in and for the said County in the State aforesaid to take acknowledgments personally appeared Gregory S. Daily known to me to be CEO President of iPayment, one of the parties described in the foregoing instrument, and acknowledged that at such officer, being authorized so to do, (s)he executed the foregoing instrument on behalf of said corporation by subscribing the name of such corporation by himself/herself as such officer and caused the corporate seal of said corporation to be affixed thereto, as a free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

[ILLEGIBLE]

Notary Public

My Commission Expires: 11.26.05

F-2